Media Contact:	Joe McCormack
Sparton Corporation
Email: ir@sparton.com
Office: (847) 762-5800
FOR IMMEDIATE RELEASE
Sparton Corporation Reports Fiscal 2018 First Quarter Results
SCHAUMBURG, IL. - November 9, 2017 - Sparton Corporation (NYSE: SPA) today announced results for the first quarter of fiscal year 2018 ended October 1, 2017.
First Quarter Financial Results and Highlights
Joseph J. Hartnett, Interim President & CEO, commented, “As a result of our recent growth in new program wins, we experienced some interruptions in production and increased inventory levels which is typical with new program introductions. We believe that the backlog from these programs has us positioned for growth in the upcoming quarters and beyond.”
Joseph G. McCormack, Senior Vice President & CFO, commented, “We experienced net cash outflows and increasing debt in the quarter. This was principally the result of the timing of a payment from the U.S. Navy, significant transaction-related costs as a result of the signing of the merger agreement during the quarter, increasing inventories as a result of the new product introductions, as well as typical year-end compensation related payments. The underlying fundamentals of the business remain unchanged and we expect to return to positive free cash flows and reducing our debt levels in the second quarter.”
Consolidated:
• Net sales of $82.8 million
• Gross profit margin of 17.6%
• SG&A expenses of $15.2 million or 18.4% of sales; adjusted SG&A of $12.9 million, 15.5% of sales
• Loss per share of $0.29, adjusted earnings per share of $0.00
• Adjusted EBITDA of $2.9 million, a 3.5% adjusted EBITDA margin
MDS Segment:
• Gross sales of $55.3 million
• Gross profit margin of 10.8%
• Operating loss of $1.5 million
• Adjusted EBITDA of $3.3 million, a 1.5% adjusted EBITDA margin
• New program wins in Q4 have expected revenue of $11.7 million when fully ramped up into production
• Trailing four quarter new program win revenue of $61.9 million, which continues to support our future organic growth
ECP Segment:
• Gross sales of $30.4 million
• Gross profit margin of 28.3%
• Operating income of $4.1 million
• Adjusted EBITDA of $5.7 million, a 15.4% adjusted EBITDA margin

SELECTED FINANCIAL DATA

	For the Quarters Ended
	Q1 FY18	Q4 FY17	Q1 FY17
	(Dollars in thousands, except per share data)
Consolidated:
Net sales	$82,763	$104,386	$100,367
Gross profit	14,588	21,801	17,285
Selling and administrative expenses	15,205	14,913	13,383
Operating income	(3,112)	4,538	1,332
Adjusted operating income (non-GAAP)	1,162	7,638	4,314
Earnings per share	(0.29)	0.17	0.01
Adjusted Earnings per share (non-GAAP)	—	0.38	0.20
EBITDA (non-GAAP)	337	7,978	5,071
Adjusted EBITDA (non-GAAP)	2,899	9,727	6,143
Adjusted EBITDA margin (non-GAAP)	3.5%	9.3%	6.1%
Free cash flow (non-GAAP)	$(23,684)	$13,895	$2,093

MDS Segment:
Gross sales	$55,308	$67,046	$65,002
Intercompany sales	(2,937)	(2,887)	(2,200)
Net sales	52,371	64,159	62,802
Gross profit	5,993	9,100	7,294
Selling and administrative expenses	3,454	3,446	3,508
Allocation of corporate expenses	2,446	2,456	2,468
Operating Income (loss)	(1,485)	1,557	(514)
Adjusted Segment EBITDA (non-GAAP)	$3,250	$6,428	4,691

ECP Segment:
Gross sales	$30,399	$40,264	$37,592
Intercompany sales	(7)	(37)	(27)
Net sales	30,392	40,227	37,565
Gross profit	8,595	12,701	9,991
Selling and administrative expenses	2,589	2,709	2,624
Allocation of corporate expenses	991	1,470	1,200
Operating Income	4,098	7,813	5,429
Adjusted Segment EBITDA (non-GAAP)	$5,678	$9,859	7,228
Liquidity and Capital Resources
As of October 1, 2017, the Company had $22 million available under its $125 million credit facility.
Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided certain non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effects of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from total operating expense and income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.
When we calculate adjusted earnings per share, adjusted EBITDA and other adjustments to the statements of income, we exclude certain expenses and income because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financial statements, these transactions may limit the comparability of our fundamental operations with prior and future periods. We believe EBITDA and adjusted EBITDA are commonly used by financial analysts and others in the industries in which the Company operates and, thus, provides useful information to investors. The Company does not intend, nor should the reader consider, EBITDA or adjusted EBITDA to be an alternative to operating income, net income, net cash provided by operating activities or any other items calculated in accordance with GAAP. The Company's definition of adjusted EBITDA may not be comparable with other companies. Accordingly, the measurement has limitations depending on its use.
About Sparton Corporation
Sparton Corporation (NYSE:SPA), now in its 118th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton's Web site may be accessed at www.sparton.com.
Safe Harbor and Fair Disclosure Statement
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10-K and Form 10-Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

CONSOLIDATING FINANCIAL INFORMATION - Q1 FISCAL YEAR 2018
(Dollars in thousands, except per share data)

	Corporate	MDS	ECP	Total
Net Sales	$—	$52,371	$30,392	$82,763
Cost of goods sold	—	46,378	21,797	68,175
Gross profit	—	5,993	8,595	$14,588
Operating expenses:
Selling and administrative	9,162	3,454	2,589	15,205
Selling and administrative - Corp allocations	(3,437)	2,446	991	—
Internal research and development	—	—	572	572
Amortization of intangible assets	—	1,578	345	1,923
Total operating expenses	5,725	7,478	4,497	17,700
Income (loss) from operations	(5,725)	(1,485)	4,098	(3,112)
Interest expense, net	(1,266)	—	—	(1,266)
Other income (expense)	—	(38)	28	(10)
Income taxes	1,536	—	—	1,536
Net income (loss)	$(5,455)	$(1,523)	$4,126	$(2,852)
Income per share of common stock:
Basic				$(0.29)
Diluted				(0.29)
Weighted average shares of common stock outstanding:
Basic				9,834,723
Diluted				9,834,723

CONSOLIDATING FINANCIAL INFORMATION - Q1 FISCAL YEAR 2017
(Dollars in thousands, except per share data)

	Corporate	MDS	ECP	Total
Net Sales	$—	$62,802	$37,565	$100,367
Cost of goods sold	—	55,508	27,574	83,082
Gross profit	—	7,294	9,991	$17,285
Operating expenses:
Selling and administrative	7,251	3,508	2,624	13,383
Selling and administrative - Corp allocations	(3,668)	2,468	1,200	—
Internal research and development	—	—	351	351
Amortization of intangible assets	—	1,832	387	2,219
Total operating expenses	3,583	7,808	4,562	15,953
Income (loss) from operations	(3,583)	(514)	5,429	1,332
Interest expense, net	(1,186)	1	—	(1,185)
Other income (expense)	(1)	29	(8)	20
Income taxes	(63)	—	4	(59)
Net income (loss)	$(4,833)	$(484)	$5,425	$108
Income per share of common stock:
Basic				$0.01
Diluted				0.01
Weighted average shares of common stock outstanding:
Basic				9,792,818
Diluted				9,792,818

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Fiscal Years
	2018	2017
	($ in thousands)
Cash Flows from Operating Activities:
Operating activities, net of working capital changes	$1,049	$4,279
Net changes in working capital	(24,278)	(1,067)
Cash Flows from Operating Activities	(23,229)	3,212
Cash Flows from Investing Activities:
Capital expenditures	(455)	(1,119)
Cash Flows from Investing Activities	(455)	(1,119)
Cash Flows from Financing Activities:
Net change in credit facility	23,100	(1,431)
Other financing activities	(85)	(76)
Cash Flows from Financing Activities	23,015	(1,507)
Change in Cash and Cash Equivalents	(669)	586

Cash and Cash Equivalents - Beginning	988	132
Cash and Cash Equivalents - Ending	$319	$718

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 1, 2017	July 2, 2017
	($ in thousands)
Assets
Cash and cash equivalents	$319	$988
Accounts receivable, net	53,933	45,347
Inventories	68,646	60,248
Prepaid and other current assets	4,443	3,851
Property, plant and equipment, net	33,374	34,455
Goodwill	12,663	12,663
Other intangible assets, net	26,522	28,445
Other assets	30,544	31,146
Total assets	$230,444	$217,143
Liabilities and Shareholders’ Equity
Accounts payable	$30,278	$27,672
Accrued expenses	17,030	26,580
Credit facility	97,600	74,500
Capital lease obligations, long term	100	167
Environmental	5,322	5,468
Pension	851	888
Shareholders’ Equity	79,263	81,868
Total Liabilities and Shareholders’ Equity	$230,444	$217,143

RECONCILIATION OF NON-GAAP MEASURES

EBITDA Reconciliation (Non-GAAP) - Q1 Fiscal Year 2018
(Dollars in thousands)

	Corporate	MDS	ECP	Total
Net income (loss)	$(5,455)	$(1,523)	$4,126	$(2,852)
Interest expense, net	1,266	—	—	1,266
Income taxes	(1,536)	—	—	(1,536)
Amortization of intangible assets	—	1,578	345	1,923
Depreciation	571	749	216	1,536
Selling and administrative - Corp allocations	(3,437)	2,446	991	—
EBITDA, excluding corporate allocation	(8,591)	3,250	5,678	337
Adjustments for nonrecurring operating expenses:
Stock-based compensation	211	—	—	211
Costs related to potential sale of Company	2,351	—	—	2,351
Adjusted EBITDA, before corporate allocation	$(6,029)	$3,250	$5,678	$2,899

Adjusted EBITDA, after corporate allocation	$(2,592)	$804	$4,687	$2,899

Adjusted EBITDA margin				3.5%

EBITDA Reconciliation (Non-GAAP) - Q1 Fiscal Year 2017
(Dollars in thousands)

	Corporate	MDS	ECP	Total
Net income (loss)	$(4,833)	$(484)	$5,425	$108
Interest expense, net	1,186	(1)	—	1,185
Income taxes	63	—	(4)	59
Amortization of intangible assets	—	1,832	387	2,219
Depreciation included in SG&A above	438	842	220	1,500
Selling and administrative - Corp allocations	(3,668)	2,468	1,200	—
EBITDA, excluding corporate allocation	(6,814)	4,657	7,228	5,071
Adjustments for nonrecurring operating expenses:
Stock-based compensation	309	—	—	309
Costs related to potential sale of company	629	34	—	663
Other non-recurring costs	100	—	—	100
Adjusted EBITDA, before corporate allocation	$(5,776)	$4,691	$7,228	$6,143

Adjusted EBITDA, after corporate allocation	$(2,108)	$2,223	$6,028	$6,143

Adjusted EBITDA margin				6.1%

Adjusted EPS (Non-GAAP)

	For the Quarters Ended
	Q1 FY18	Q4 FY17	Q1 FY17
	(Dollars in thousands, except per share data)
Earnings per share - diluted, as reported	$(0.29)	$0.17	$0.01
Nonrecurring items	0.16	0.08	0.05
Amortization of intangible assets	0.13	0.13	0.14
Adjusted earnings per share	$—	$0.38	$0.20

Adjustments, net of tax:
Costs related to potential sale of Company	$1,528	$722	$431
Total nonrecurring	1,528	722	496
Amortization of intangible assets	1,250	1,293	1,442
Total adjustments	$2,778	$2,015	$1,938

Adjusted SG&A and Operating Income (Non-GAAP)

	For the First Quarters Ended
	Q1 FY18		Q4 FY17		Q1 FY17
	SG&A	Operating Income	SG&A	Operating Income	SG&A	Operating Income
	(Dollars in thousands)
As reported	$15,205	$(3,112)	$14,913	$4,538	$13,383	$1,332
Percentage of sales	18.4%	(3.8)%	14.3%	4.3%	13.3%	1.3%
Adjustments:
Amortization of intangible assets	—	1,923	—	1,989	—	2,219
Costs related to potential sale of Company	2,351	2,351	1,111	1,111	663	663
Other nonrecurring adjustments	—	—	—	—	100	100
Total adjustments	2,351	4,274	1,111	3,100	763	2,982
As adjusted	$12,854	$1,162	$13,802	$7,638	$12,620	$4,314

Adjusted percentage of sales	15.5%	1.4%	13.2%	7.3%	12.6%	4.3%